Exhibit 99.3

Antenna Software, Inc.

  And Subsidiaries

Consolidated Financial Statements as of and

for the Period Ended September 30, 2013

ANTENNA SOFTWARE, INC. AND SUBSIDIARIES

Table of Contents

Page

Financial Statements (unaudited):
Condensed Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012	2

Condensed Consolidated Statement of Comprehensive Loss for the Nine Months Ended September 30, 2013 and 2012	3

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2013 and 2012	4

Notes to Consolidated Financial Statements as of and for the Nine Months Ended September 30, 2013 and 2012	5

Antenna Software, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	As of September 30, 2013	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$1,043,939	$3,440,968
Accounts receivable, net of allowance of $524,151 and $192,405	4,841,403	4,990,814
Prepaid expenses and other current assets	1,410,649	1,177,457

Total current assets	7,295,991	9,609,239

Property and equipment, net	1,649,828	2,376,533
Intangible assets, net	5,296,497	6,715,960
Goodwill, net	18,519,149	18,519,149
Other assets	638,893	729,082

Total assets	$33,400,358	$37,949,963

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Deficiency
Current liabilities:
Line of credit - bank	$2,150,000	$2,150,000
Current maturities of long-term debt	9,158,996	8,183,476
Accounts payable	1,655,744	1,235,555
Accrued expenses and other current liabilities	3,214,420	3,823,714
Deferred revenue, current	8,368,994	9,225,371

Total current liabilities	24,548,154	24,618,116

Deferred revenue, long term	3,390,718	4,768,555
Other liabilities	225,301	239,235

Total liabilities	28,164,173	29,625,906

Series A-1 convertible redeemable preferred stock	13,003,147	13,003,147
Series B-1 convertible redeemable preferred stock	13,099,993	13,099,993
Series C-1 convertible redeemable preferred stock	25,345,249	24,373,893
Series D-1 convertible redeemable preferred stock	96,107,206	91,512,803

Total convertible redeemable preferred stock	147,555,595	141,989,836

Commitments and contingencies
Stockholders’ deficiency:

Common stock, $0.001 par value, 41,300,000 shares authorized, 2,076,001 and 1,940,801 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	2,076	1,941
Accumulated deficit	(142,324,634)	(133,670,868)
Accumulated other comprehensive income	3,148	3,148

Total stockholders’ deficiency	(142,319,410)	(133,665,779)

Total liabilities, convertible redeemable preferred stock and stockholders’ deficiency	$33,400,358	$37,949,963

See the accompanying notes to the consolidated unaudited condensed financial statements.

Antenna Software, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Comprehensive Loss

	Period Ended	Period Ended
	September 30,	September 30,
	2013	2012

Revenue:
Service	$20,145,839	$24,175,191
License	3,877,909	5,456,743

Total revenue	24,023,748	29,631,934

Cost of revenue:
Service	10,164,743	12,577,080
License	575,383	607,421

Total cost of revenue	10,740,126	13,184,501

Gross profit	13,283,622	16,447,433

Operating expenses:
Product development	3,176,561	6,531,211
Selling and marketing	5,530,527	10,656,924
General and administrative	5,456,230	7,255,479
Amortization of intangible assets	844,136	856,674

Total operating expenses	15,007,454	25,300,288

Operating loss	(1,723,832)	(8,852,855)

Interest and other income	291,414	56,902
Interest and other expense	(1,814,288)	(338,669)

Net loss before benefit from income taxes	(3,246,706)	(9,134,622)

Benefit from income taxes	(31,536)	(259,133)

Net loss	$(3,215,170)	$(8,875,489)

See the accompanying notes to the consolidated unaudited condensed financial statements.

Antenna Software, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Period Ended	Period Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(3,215,170)	$(8,875,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	126,959	409,824
Depreciation and amortization	2,406,132	2,374,948
Provision for doubtful accounts	366,917	156,236
Deferred rent	(13,934)	173,557
Change in operating assets and liabilities
Accounts receivable	(217,506)	(1,109,104)
Prepaid expenses and other current assets	(233,192)	(132,209)
Accounts payable	420,189	(87,142)
Accrued expenses and other current liabilities	(127,294)	(1,709,856)
Deferred revenue	(2,234,214)	(447,422)

Net cash used in operating activities	(2,721,113)	(9,246,657)

Cash flows from investing activities:
Purchases of property and equipment	(117,158)	(1,444,488)
Decrease in other assets	90,189	55,780

Net cash used in investing activities	(26,969)	(1,388,708)

Cash flows from financing activities:
Proceeds from bank credit facilities	950,000	9,420,459
Payments of bank credit facilities	(599,286)	(2,958,334)
Proceeds from exercise of common stock options	339	129,425

Net cash provided by financing activities	351,053	6,591,550

Net decrease in cash and cash equivalents	(2,397,029)	(4,043,815)

Cash and cash equivalents - beginning of the period	3,440,968	7,784,697

Cash and cash equivalents - end of the period	$1,043,939	$3,740,882

See the accompanying notes to the consolidated unaudited condensed financial statements.

Antenna Software, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

1.	Basis of Presentation

Antenna Software, Inc. (the “Company”) has prepared the accompanying unaudited condensed consolidated financial statements pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“U.S.”) for complete financial statements and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2012.

In the opinion of management, the Company has prepared the accompanying unaudited condensed consolidated financial statements on the same basis as its audited financial statements, and these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of the interim periods presented. The operating results for the interim periods presented are not necessarily indicative of the results expected for the full year 2013.

2.	Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with remaining maturities of three months or less. The balances at times may exceed federally insured limits.

3.	Accounts Receivable

	As of	As of
	September 30, 2013	December 31 2012
Trade accounts receivable	$4,289,330	$3,616,741
Unbilled trade accounts receivable	1,076,224	1,566,478

Total accounts receivable	5,365,554	5,183,219

Allowance for doubtful accounts	(524,151)	(192,405)

	$4,841,403	$4,990,814

Unbilled trade accounts receivable relate to services earned primarily under time and material arrangements that had not been invoiced as of September 30, 2013 and December 31, 2012, respectively

Antenna Software, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

4.	Supplemental Balance Sheet Accounts

Prepaid Expenses and Other Assets

	As of	As of
	September 30, 2013	December 31 2012
Prepaid expenses	$785,649	$552,457
Tax receivables	625,000	625,000

	$1,410,649	$1,177,457

Property and Equipment

		As of	As of
		September 30,	December 31
	Useful lives	2013	2012
Furniture & fixtures	7 years	$1,605,547	$1,609,674
Leasehold improvements	5 years	503,224	501,311
Computer software	3 years	1,154,465	1,130,834
Computer hardware	3 years	3,981,991	3,928,167

		7,245,227	7,169,986
Less: accumulated depreciation		(5,595,399)	(4,793,453)

		$1,649,828	$2,376,533

Depreciation expense approximated $844,000 and $816,000 for the nine months ended September 30, 2013 and 2012, respectively.

Goodwill and Other Intangible Assets

There were no changes in the carrying amount of goodwill during the first nine months of 2013.

Other intangible assets consisted of the following:

					Weighted
				Net	Average
	Gross Carrying	Impairment	Accumulated	Carrying	Amortization
	Amount	Charges	Amortization	Amount	Period
Intangible assets as of September 30, 2013:
Customer relationships	$12,402,071	$—	$(8,260,249)	$4,141,822	7.5
Developed technology	4,830,000	—	(4,115,325)	714,675	5
In-process R&D	440,000	—	—	440,000
Trademarks/tradenames	132,000	—	(132,000)	—	5

Total	$17,804,071	$—	$(12,507,574)	$5,296,497

Antenna Software, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

					Weighted
				Net	Average
	Gross Carrying	Impairment	Accumulated	Carrying	Amortization
	Amount	Charges	Amortization	Amount	Period

Intangible assets as of December 31, 2012:
Customer relationships	$12,402,071	$—	$(7,416,170)	$4,985,901	7.5
Developed technology	4,830,000	—	(3,539,941)	1,290,059	5
In-process R&D	440,000	—	—	440,000
Trademarks/tradenames	132,000	—	(132,000)	—	5

Total	$17,804,071	$—	$(11,088,111)	$6,715,960

Amortization of intangible assets approximated $1,420,000 and $1,464,000 for the nine months ended September 30, 2013 and 2012. As of September 30, 2013, the Company expects amortization expense in future periods to be as follows:

Remainder of 2013	$473,155
2014	1,550,245
2015	1,179,153
2016	1,091,446
2017	519,479
thereafter	43,019

$4,856,497

Accrued Expenses and Other Current Liabilities

	As of	As of
	September 30,	December 31,
	2013	2012
Accrued compensation	$1,156,566	$1,714,110
Accrued professional costs	242,770	103,909
Accrued other taxes payable	386,733	702,626
Accrued other liabilities	881,350	756,069
Derivative liability	547,000	547,000

	$3,214,420	$3,823,714

5.	Debt

Comerica

As of September 30, 2013 and December 31, 2012 approximately $3,334,000 and $3,950,000 was outstanding under the Comerica Loan Agreement.

Antenna Software, Inc. and Subsidiaries

Notes to the Unaudited Condensed Consolidated Financial Statements

Eastward

As of September 30, 2013 and December 31, 2012, approximately $7,000,000 was outstanding under the Lease Agreement.

Bridge Loan

On August 23, 2013 the Company established a $3,000,000 bridge financing agreement with certain members of the Series D-1 investment group. As of September 30, 2013 the Company had borrowed $950,000 of principal under the agreement. The borrowings bear interest at a rate of 8% per annum and require a fee on the borrowings of 50%, which amounted to approximately $482,000 at September 30, 2013.

As discussed in Note 7, on October 9, 2013, the Company entered into an Agreement and Plan of Merger with Pegasystems Inc. and became a wholly owned subsidiary of Pegasystems Inc. The Comerica loans, Eastward debt and Bridge loan were repaid out of the transaction proceeds.

6.	Stock-Based Compensation and Preferred Stock

Stock-based compensation expense was approximately $127,000 and $410,000 for the periods ended September 30, 2013 and September 30, 2012, respectively.

Accretion of preferred stock was approximately $5,566,000 and $5,682,000 for the periods ended September 30, 2013 and September 30, 2012, respectively.

7.	Subsequent Events

On October 9, 2013, the Company and Pegasystems Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on October 10, 2013 the Company became a wholly owned subsidiary of Pegasystems and the issued and outstanding capital stock of Antenna was cancelled and converted into the right to receive $27,700,000, from which the payment of indebtedness, management bonuses and transaction expenses was made. The consideration was paid to the former stockholders of the Company in accordance with the terms of the Merger Agreement and is subject to customary post-closing adjustment based on net working capital. Of the consideration, 15% will be held in escrow for an 18-month period after the closing to secure the rights of indemnity provided under the terms of the Merger Agreement, with half of the escrow eligible to be released after 12 months.